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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 21, 1997
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                                 TENNECO INC.
             (Exact name of registrant specified in its charter)

    DELAWARE                           1-12387                 76-0515284
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)



          1275 KING STREET
       GREENWICH, CONNECTICUT                                  06831
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code: (203) 863-1000
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ITEM 5. OTHER EVENTS.

On March 21, 1997, Tenneco Inc. (the "Company") entered into a definitive agreement to purchase the protective and flexible packaging division of NV Koninklijke KNP BT, a Dutch distribution, paper and packaging firm, for approximately $375 million. The acquisition is expected to close by the end of April, subject to, among other things, European Union regulatory approval. A copy of the News Release issued by the Company on March 24, 1997 concerning its signing of the definitive agreement is attached as an Exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

Exhibit No.          Description
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99                    NEWS RELEASE issued March 24, 1997 by Tenneco Inc.
                      announcing that Tenneco Inc. signed a definitive agreement to purchase the protective and flexible packaging division of NV Koninklijke KNP BT for approximately $375 million.








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                                EXHIBIT INDEX


Exhibit No.              Description
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    99                   News Release issued March 24, 1997 by Tenneco Inc.
                         announcing that Tenneco Inc. signed a definitive agreement to purchase the protective and flexible packaging division of NV Koninklijke KNP BT for approximately $375 million.




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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TENNECO INC.


DATE: March 27, 1997                     By: /s/ Karl A. Stewart
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                                             Karl A. Stewart
                                             Vice President and Secretary





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